UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material under §240.14a-12
VISTEON CORPORATION
(Name of Registrant as Specified in its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY JUNE 3, 2020

The following press release relates to the proxy statement (the “Proxy Statement”) of Visteon Corporation (the “Company”), dated April 23, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on June 3, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 28, 2020.

THE PRESS RELEASE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

 NEWS RELEASE

Visteon Adds Audio Call for Annual Meeting of Shareholders

VAN BUREN TOWNSHIP, Mich., May 28, 2020 — Visteon Corporation (Nasdaq: VC) today announced it will host a listen-only call of its annual stockholders meeting in an effort to help safeguard the health and wellbeing of its shareholders, employees, directors and the community from the ongoing public health impact of the coronavirus (COVID-19) pandemic.

The annual meeting will be held Wednesday, June 3, at 11 a.m. EDT. Shareholders can still attend in person at Grace Lake Lodge, located on the campus of Visteon's global headquarters and innovation center in Van Buren Township, Michigan. To participate in person or listen via the concurrent conference call, shareholders must register for meeting admission as described in the proxy statement filed April 23.

The dial-in numbers to listen to the call are:

•U.S./Canada: 866-411-5196
•Outside U.S./Canada: 970-297-2404

Please note: Call approximately 10 minutes before the start of the meeting. You will be asked to provide conference ID 6399274, your name and admission ticket number. Call participants will not have the ability to submit or change any shareholder votes or ask questions.

About Visteon

Visteon is a global technology company that designs, engineers and manufactures innovative cockpit electronics and connected car solutions for the world’s major vehicle manufacturers. Visteon is driving the smart, learning, digital cockpit of the future, to improve safety and the user experience. Visteon is a global leader in cockpit electronic products including digital instrument clusters, information displays, infotainment, head-up displays, telematics, SmartCore™ cockpit domain controllers, and the DriveCore™ autonomous driving platform. Visteon also delivers artificial intelligence-based technologies, connected car, cybersecurity, interior sensing, embedded multimedia and smartphone connectivity software solutions. Headquartered in Van Buren Township, Michigan, Visteon has approximately 11,000 employees at more than 40 facilities in 18 countries. Visteon had sales of approximately $3 billion in 2019. Learn more at www.visteon.com.

Follow Visteon:

Contacts:

Media:

Dave Barthmuss
805-660-1914 – mobile
dbarthmu@visteon.com

Investors:

Kris Doyle
201-247-3050 - mobile
kdoyle@visteon.com